December 13, 2000

FRANKLIN GLOBAL TRUST
777 Mariners Island Blvd.
San Mateo, CA 94404


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of each Class ("class") of Franklin Global Aggressive Growth Fund (the "Fund"), a series of Franklin Global Trust (the "Trust"), as indicated in the chart below.


Fund and Class           #Shares               Price/Share
Total
----------------------------------------------------------------------
Franklin Global
Aggressive Growth       1,250            $10.00          $12,500
Fund - Class A

----------------------------------------------------------------------
----------------------------------------------------------------------
Franklin Global
Aggressive Growth       1,250            $10.00          $12,500
Fund - Class B

----------------------------------------------------------------------
----------------------------------------------------------------------
Franklin Global
Aggressive Growth       1,250            $10.00          $12,500
Fund - Class C

----------------------------------------------------------------------
----------------------------------------------------------------------
Franklin Global
Aggressive Growth       1,250            $10.00          $12,500
Fund - Advisor
Class
----------------------------------------------------------------------

Total                                                    $50,000
----------------------------------------------------------------------


      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial advance in connection with the operations of the Fund.


      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By:   /S/ MURRAY L. SIMPSON
      ______________________
      Murray L. Simpson
      Executive Vice President